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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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Federated Hermes ETF Trust

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Information Statement
Federated Hermes MDT Large Cap Growth ETF

Dear Shareholders:
Enclosed is the Information Statement of Federated Hermes MDT Large Cap Growth ETF (the “Fund”), a portfolio of Federated Hermes ETF Trust (the “Trust”), regarding a change in the fundamental policy with respect to diversification, changing from a diversified company to a non-diversified company. The Board of Trustees of the Trust (the “Board”) approved the change to the fundamental policy on August 9, 2024.
The change to the fundamental policy was approved by the holders of more than 50% of the Fund’s outstanding voting securities by written consent in lieu of a shareholder meeting on August 23, 2024.
This change will take effect on or about September 16, 2024, and shareholders of the Fund will receive a supplement revising the Fund’s Prospectus and Statement of Additional Information to reflect the implementation of this change.
Please note that the Fund is not required to proxy shareholders in order to obtain shareholder approval in connection with this fundamental policy change. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy, With Respect To This Change In Fundamental Policy. The enclosed Information Statement provides information about the new fundamental policy regarding non-diversification.
If you have any questions regarding the Information Statement, please contact a Federated Hermes Customer Service Representative at 1-800-341-7400.
By Order of the Board,

George F. Magera
Assistant Secretary
August 23, 2024

INFORMATION STATEMENT
FEDERATED HERMES MDT LARGE CAP GROWTH ETF
A Portfolio of Federated Hermes ETF Trust
4000 Ericsson Drive,

Warrendale, PA 15086-7561
1-800-341-7400
FederatedHermes.com/us
SUMMARY
This Information Statement details a recent fundamental policy change regarding diversification relating to Federated Hermes MDT Large Cap Growth ETF (the “Fund”), a portfolio of Federated Hermes ETF Trust (the “Trust”), changing from a diversified company to a non-diversified company.
The Board of Trustees of the Trust (the “Board” or “Trustees”), including all Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust (the “Independent Trustees”), approved the change on August 9, 2024. On August 23, 2024, holders of more than 50% of the Fund’s outstanding voting securities as of August 19, 2024 (the “Record Date”) approved this fundamental policy change by written consent in lieu of a shareholder meeting.
The Fund is not required to proxy shareholders in order to obtain shareholder approval in connection with this fundamental policy change. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy With Respect To This Change In Fundamental Policy.
This change will take effect on or about September 16, 2024, and shareholders of the Fund will receive a supplement revising the Fund’s Prospectus and Statement of Additional Information to reflect the implementation of this change. This Information Statement is being delivered to shareholders as of the Record Date beginning on or about August 26, 2024. A discussion of the Board’s determination to change the Fund’s fundamental diversification policy is provided in the “Information About the Change in Fundamental Policy Regarding Diversification” section below. The Trust is an open-end management investment company registered under the 1940 Act. The shares of the Trust are divided into separate series or funds, including the Fund. This recent fundamental policy change affects only the Fund, and no other series of the Trust is impacted.
INFORMATION ABOUT THE CHANGE IN FUNDAMENTAL POLICY REGARDING DIVERSIFICATION
The Fund commenced operations on July 31, 2024 and seeks long-term capital appreciation by investing primarily in common stocks of large capitalization (“large-cap”) U.S. companies with higher forecasted growth values relative to the market. The Fund pursues its investment objective, in part, by utilizing an actively managed large cap growth approach by selecting most of its investments from companies listed in the Russell 1000® Growth Index (the “Index”), although the Fund is not designed to track the overall composition or returns of the Index.
From its inception on July 31, 2024, the Fund has been operated as a diversified company under the 1940 Act. Following September 16, 2024, the Fund will operate as a non-diversified company. The change in diversification classification shortly following commencement of operations is intended to provide the Fund with greater long-term flexibility in executing its investment objective at times when the weightings of individual issuers in the Index exceed the diversification limits under the 1940 Act, as described below.
The change in diversification policy is not expected to substantially affect the Fund’s principal strategies or pursuit of its investment objective, but rather it is expected to enable the Fund’s investment adviser (the “Adviser”) to continue actively managing the Fund’s investment strategy using the Fund’s quantitative model while operating the Fund as an exchange-traded fund (ETF) in which investments (“creations”) and redemptions for the Fund are ordinarily processed using in-kind “baskets” of securities representing a pro rata portion of the portfolio. Converting the Fund to a non-diversified fund is intended to allow shareholders to continue using the Fund as they do today. Compared to diversified mutual funds, the Fund may invest a higher percentage of its assets among fewer issuers of portfolio securities and may invest more of its assets in the securities of a single issuer. However, being non-diversified may also increase the Fund’s risk by magnifying the impact (positively or negatively) that events affecting a particular issuer or group of issuers have on the Fund’s share price and performance. The Fund intends to continue to comply with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Prior to September 16, 2024, the Fund was a diversified company under the 1940 Act. Prior to September 16, 2024, the Fund’s fundamental investment policy regarding diversification stated:
With respect to securities comprising 75% of the value of its total assets, the Fund will not purchase securities of any one issuer (other than cash; cash items; securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such U.S. government securities; and securities of other investment companies) if, as a result, more than 5% of the value of its total assets would be invested in the securities of that issuer, or the Fund would own more than 10% of the outstanding voting securities of that issuer.
Beginning on or about September 16, 2024, as a non-diversified company under the 1940 Act, the Fund will no longer be subject to the above restriction, although the Fund will continue to comply with the tax diversification requirements for regulated investment companies under the Internal Revenue Code of 1986, as amended. A non-diversified company is permitted to hold a greater percentage of its assets in the securities of a smaller number of issuers than a diversified company, which means that the Fund will be more exposed to the risk that poor performance by a single issuer could adversely affect the Fund’s performance than would a fund that invests in a larger number of issuers.
The Fund’s new fundamental investment policy regarding diversification, as approved by the Board and a majority of shareholders, states:
The Fund is a “non-diversified” investment company, as defined in the 1940 Act, which means that it is permitted to invest its assets in a more limited number of issuers than “diversified” investment companies. A diversified company may not, with respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer and may not own more than 10% of the outstanding voting securities of any one issuer.
This policy is fundamental and may not be changed without shareholder approval.
A supplement to the Fund’s Prospectus and Statement of Additional Information reflecting changes made in connection with the change in the Fund’s diversification policy will be prepared, filed and transmitted to shareholders.
The Board considered the potential impact of the change to investment policy regarding diversification on the Fund, particularly with regard to risk, disclosure, and policies and procedures. The Board believes that the policy change is in the best interest of the Fund and its shareholders because it will provide the Fund with greater flexibility to pursue its investment objective. As part of its deliberation, the Board considered that it would benefit the Fund and its shareholders to operate the investment strategy with the flexibility to invest in a non-diversified portfolio, in particular at times when the weightings of individual issuers in the Index exceed the diversification limits under the 1940 Act.
Section 5(b) of the 1940 Act requires investment companies such as the Fund to be subclassified as either a “diversified company” or a “non-diversified company.” Section 13(a) of the 1940 Act requires approval by the vote of a majority of an investment company’s outstanding voting securities for any change in subclassification from a diversified to a non-diversified company. Section 2(a)(42) of the 1940 Act defines the vote of a majority of the outstanding voting securities of a company to mean the vote (A) of 67% or more of the voting securities present at a meeting of shareholders, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of such company, whichever is the less.
On August 23, 2024, holders of more than 50% of the Fund’s outstanding voting securities as of the Record Date approved this fundamental policy change to reclassify the Fund as a non-diversified company by written consent in lieu of a shareholder meeting.

ADDITIONAL INFORMATION
Ownership of Shares of the Fund
A shareholder who owns, directly or indirectly, more than 25% of a fund’s voting securities may be deemed a “control person” (as defined under applicable securities laws) of the Fund. A control person’s vote could have more significant effect on matters presented to shareholders for approval than the vote of other Fund shareholders.
An affiliate of the Adviser owned greater than 50% of the Fund’s outstanding voting securities as of the Record Date. As such, the change was approved by written consent in lieu of a shareholder meeting.
At the close of business on the Record Date, the Fund had the following number of outstanding shares of beneficial interest:
Fund	Number of Outstanding Shares
Federated Hermes MDT Large Cap Growth ETF	105,004
Each share was entitled to one vote and fractional shares had proportionate voting rights.
To the knowledge of the Fund’s management, at the close of business on the Record Date, the following shareholders owned, of record, or beneficially, or both, 5% or more of the Fund.
Name and Address	Number of Shares and Percentage of Fund Owned
FII Holdings, Inc., Pittsburgh, PA	100,000 Shares (95.23%)*
*FII Holdings, Inc. is the beneficial owner of shares held in an account with BNY Capital Markets settled through an omnibus clearing account at Pershing LLC. FII Holdings, Inc. is organized in the State of Delaware and is a subsidiary of Federated Hermes, Inc., organized in the Commonwealth of Pennsylvania.
At the close of business on the Record Date, Officers and Trustees as a group directly owned less than 1% of the Fund. However, as a result of the aggregate investment in the Fund by the Adviser’s affiliate described above, J. Christopher Donahue and Thomas R. Donahue, the interested trustees of the Fund, indirectly owned a greater amount of shares of the Fund due to their beneficial ownership of shares of Federated Hermes, Inc, the parent company of the Adviser and FII Holdings, Inc.
Independent Registered Public Accounting Firm
KPMG LLP, an independent registered public accounting firm, serves as an independent accountant and auditor to the Fund. KPMG LLP has no direct or indirect financial interest in the Trust, except for the fees it receives as an auditor and independent public accountant.
Interests of Experts and Counsel
No expert or counsel named herein has a substantial interest in the Fund, the Adviser, Federated Securities Corp. (the Fund’s distributor), Federated Administrative Services (the Fund’s administrator), or any action contemplated by or discussed in this Information Statement.
Annual and Semiannual Reports
The Fund has not yet filed its first Annual or Semi-Annual Report to shareholders in Form N-CSR. To obtain the Annual Report or Semi-Annual Report and other information, such as financial statements, when available, without charge, to make inquiries or request e-delivery, call your financial intermediary or the Fund at 1-800-341-7400. You may also access the Fund’s Prospectus, SAI, Annual Report, Semi-Annual Report, financial statements and other information, when available, on the Fund’s website at FederatedHermes.com/us/FundInformation.
Shareholder Meetings and Shareholder Proposals
The Trust is not required, and does not intend, to hold annual meetings of shareholders. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for the next meeting of shareholders should send their written proposals to Federated Hermes ETF Trust, Federated Hermes Funds, 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561, so that they are received within a reasonable time before any such meeting.

Delivery of Documents to Shareholders Sharing an Address
In an effort to reduce costs and avoid duplicate mailings, the Fund intends to deliver a single copy of certain documents to each household in which more than one shareholder of the Fund resides (so-called “householding”), as permitted by applicable rules. The Fund’s “householding” program covers its Prospectus and Statement of Additional Information, and supplements to each, as well as Semi-Annual and Annual Shareholder Reports and any Proxies or information statements.
Shareholders must give their written consent to participate in the “householding” program. The Fund is also permitted to treat a shareholder as having given consent (“implied consent”) if: (i) shareholders with the same last name, or believed to be members of the same family, reside at the same street address or receive mail at the same post office box; (ii) the Fund gives notice of its intent to “household” at least sixty (60) days before it begins “householding”; and (iii) none of the shareholders in the household have notified the Fund or their agent of the desire to “opt out” of “householding.” Shareholders who have granted written consent, or have been deemed to have granted implied consent, can revoke that consent and opt out of “householding” at any time: shareholders who purchased shares through an intermediary should contact their representative; other shareholders may call the Fund at 1-800-341-7400, Option #4. If you are a shareholder residing at an address to which one copy of the Information Statement was delivered, you may request an additional copy of the Information Statement, which the Fund will deliver promptly upon request. You may request additional copies of this Information Statement by calling or writing the Fund at the above phone number and address provided below.

Addresses
Federated Hermes MDT Large Cap Growth ETF
Federated Hermes Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Distributor
FEDERATED SECURITIES CORP.
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779
Investment Adviser
FEDERATED MDTA LLC
125 High Street
Oliver Tower, 21st Floor
Boston, MA 02110-2704
Custodian, Transfer Agent and Dividend Disbursing Agent
THE BANK OF NEW YORK MELLON
One Wall Street
New York, NY 10286
Independent Registered Public Accounting Firm
KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111
Administrator
FEDERATED ADMINISTRATIVE SERVICES
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779

Federated Hermes Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Contact us at FederatedHermes.com/us
or call 1-800-341-7400.
CUSIP 31423L800
Q456845 (8/24)
Federated Securities Corp., Distributor
© 2024 Federated Hermes, Inc.